EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the «Agreement»), is made and entered into on this JULY 30, 2020 (the «Effective Date»), by and between SKY CENTURY INVESTMENT, INC., a Nevada corporation (the «Company»), and Nataliia Petranetska, an individual («Director»).

WHEREAS, the Director desires to be employed by the Company, and the Company desires to employ the Director, in each case in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other valid consideration, the sufficiency of which is acknowledged, the Parties hereto agree as follows:

1.EMPLOYMENT

1.1.Term. The Company hereby agrees to employ the Director, and the Director agrees to be employed by the Company, in each case pursuant to this Employment Agreement, for a period commencing on July 30, 2020 (such date of commencement, the “Initial Term”). The Employment Agreement shall automatically renew every year terms (each, a “Renewal Term”) unless either party gives the other written notice of non-renewal at least sixty (60) days’ prior to the end of the Initial Term or a Renewal Term (as the case may be) and subject to earlier termination as provided in Section 4 hereof. The Director’s period of employment pursuant to this Employment Agreement shall hereinafter be referred to as the “Employment Period.”

2.POSITION AND DUTIES

2.1.During the Term, the Director shall serve as the President, Treasurer and Director of the Company or in such other position or positions with a level of duties and responsibilities consistent with the foregoing with the Company and/or its subsidiaries and affiliates as the Board of Directors of the Company (the “Board”) may specify from time to time and shall have the duties, responsibilities and obligations customarily assigned to individuals serving in the position or positions in which the Director serves hereunder and as assigned by the Board, or if authorized by the Board, by the Company’s President.

2.2.The Director agrees to devote all of his or her working time and efforts to the performance of his/her duties for the Company and to faithfully and diligently serve the Company in accordance with the Agreement and the guidelines, policies and procedures of the Company approved from time to time by the Board.

3.TERMINATION OF THE AGREEMENT

The Employment may be terminated as follows:

3.1.Disability. The Employment shall terminate if the Director has a disability, including any physical or mental impairment which, as reasonably determined by the Board, renders the Director unable to perform the essential functions of his/her position at the Company, even with reasonable accommodation that does not impose an undue burden on the Company, for more than 180 days in any 12-month period, unless a longer period is required by applicable law, in which case that longer period shall apply.

•continued failure by the Director to satisfactorily perform his duties;

•willful misconduct or gross negligence by the Director in the performance of his duties hereunder, including insubordination;

•the Director’s commission of any act involving dishonesty that results in material financial, reputational or other harm, monetary or otherwise, to any member of the Group, including but not limited to an act constituting misappropriation or embezzlement of the property of any member of the Group as determined in good faith by the Board; or

•any material breach by the Director of this Agreement.

3.2.Good Reason. The Director may terminate his employment hereunder for “Good Reason” upon the occurrence, without the written consent of the Director, of an event constituting a material breach of this Agreement by the Company that has not been fully cured within ten business days after written notice thereof has been given by the Director to the Company setting forth in sufficient detail the conduct or activities the Director believes constitute grounds for Good Reason, including but not limited to the assignment to the of any duties materially inconsistent with the Director’s status as a senior officer of the Company or a substantial adverse alteration in the nature or status of the Director’s responsibilities.

3.3.Notice of Termination. Any termination of the Director’s employment under the Agreement shall be communicated by written notice of termination (“Notice of Termination”) from the terminating party to the other party. The notice of termination shall indicate the specific provision(s) of the Agreement relied upon in effecting the termination.

3.4.Date of Termination. The “Date of Termination” shall mean (i) if the Director’s employment is terminated by the Director’s death, the date of his death, (ii) if the Director’s employment is terminated by the Director’s disability, by the Company for Cause or by the Director without Good Reason, the date specified in the Notice of Termination and (iii) if the Director’s employment is terminated without cause or by the Director for Good Reason, the date on which a Notice of Termination is given or any later date (within thirty (30) days) set forth in such Notice of Termination.

4.CONFIDENTIALITY AND NONDISCLOSURE

4.1.Confidentiality and Non-Disclosure.

The Director acknowledges and agrees that: (A) the Director holds a position of trust and confidence with the Company and that his employment by the Company will require that the Director have access to and knowledge of valuable and sensitive information, material, and devices relating to the Company and/or its business, activities, products, services, customers and vendors, including, but not limited to, the following, regardless of the form in which the same is accessed, maintained or stored: the identity of the Company’s actual and prospective customers and their representatives; prior, current or future research or development activities of the Company and/or its customers; the products and services provided or offered by the Company to customers or potential customers and the manner in which such services are performed or to be performed; the product and/or service needs of actual or prospective customers; pricing and cost information; information concerning the development, engineering, design, specifications, acquisition or disposition of products and/or services of the Company; unique and/or proprietary computer equipment, programs, software and source codes, licensing information, personnel information, vendor information, marketing plans and techniques, forecasts, and other trade secrets (“Confidential Information”); and (B) the direct and indirect disclosure of any such Confidential Information would place the Company at a competitive disadvantage and would do damage, monetary or otherwise, to the Company’s business.

4.2.During the Term and at all times thereafter, the Director shall not, directly or indirectly, whether individually, as a director, stockholder, owner, partner, employee, consultant, principal or agent of any business, or in any other capacity, publish or make known, disclose, furnish, reproduce, make available, or utilize any of the Confidential Information without the prior express written approval of the Company, other than in the proper performance of the duties contemplated herein, unless and until such Confidential Information is or shall become general public knowledge through no fault of the Director.

4.3.In the event that the Director is required by law to disclose any Confidential Information, the Director agrees to give the Company prompt advance written notice thereof and to provide the Company with reasonable assistance in obtaining an order to protect the Confidential Information from public disclosure.

5.COUNTERPARTS

5.1.The Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which together shall constitute one and the same instrument. The Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

6.AMENDMENT

6.1.The Agreement may not be amended, modified or changed (in whole or in part), except by a formal, definitive written agreement expressly referring to the Agreement, which agreement is executed by both of the parties hereto.

7.ENTIRE AGREEMENT

7.1.The Agreement constitutes the entire agreement and understanding between the Director and the Company regarding the terms of the Employment and supersedes all prior or contemporaneous oral or written agreements concerning such subject matter. The Director acknowledges that he has not entered into the Agreement in reliance upon any representation, warranty or undertaking which is not set forth in the Agreement.

8.SEVERABILITY

8.1.If any provision of the Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of the Agreement are declared to be severable.

Date: July 30, 2020

SKY CENTURY INVESTMENT, INC. («Company»)

By: /s/ Khamijon Alimzhanov

Title: Director & President

President, Treasurer and Director Signature: /s/ Nataliia Petranetska Name: Nataliia Petranetska